UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
June 2, 2006/May 26, 2006
(Date of Report/Date of earliest event reported)
PHELPS DODGE CORPORATION
(Exact name of registrant as specified in its charter)

NEW YORK (State or other jurisdiction of incorporation)	001-00082 (Commission File Number)	13-1808503 (IRS Employer Identification No.)
One North Central Avenue
Phoenix, Arizona 85004-4414
(Address and zip code of principal executive offices)
(602) 366-8100
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On May 26, 2006, stockholders of Phelps Dodge Corporation (the “Corporation”) approved the adoption of the Phelps Dodge Corporation 2007 Directors Stock Unit Plan (the “2007 Plan”) to replace the 1997 Directors Stock Unit Plan (the “1997 Plan”), which will expire by its terms on December 31, 2006. The purpose of the 2007 Plan is to enable the Corporation to continue to attract, retain and motivate the best qualified directors for the benefit of the Corporation and its shareholders, and to enhance the long-term mutuality of interest between the Corporation’s directors and its shareholders by providing such directors with an economic interest in the Corporation.
A copy of the 2007 Plan was attached as Appendix A to the Corporation’s Proxy Statement dated April 13, 2006 (the “Proxy Statement”), and is filed herewith as Exhibit 10.1 by incorporation by reference to Appendix A to the Proxy Statement.
A summary of the 2007 Plan is set forth below and is qualified in its entirety by reference to the full text of the 2007 Plan.
          Awards of Stock Units. An eligible director will generally receive an award of stock units having a value of $75,000 on the date of each annual meeting of the Corporation’s shareholders, subject to such director’s continuous service since the immediately preceding January 1. Directors who do not stand for re-election will receive pro-rated awards in respect of the period of service occurring prior to the annual meeting. Directors who commence service after January 1 will also receive pro-rated awards, subject to applicable service requirements.
          Determination of Award Amounts. The number of stock units to be awarded will be determined by dividing (i) $75,000, pro-rated based on a director’s expected period of service with respect to a calendar year, by (ii) the fair market value of a share of the Corporation’s common stock on the day preceding the grant date.
          Vesting and Forfeiture. All stock units are fully vested as of the date of grant. A director will forfeit all of his or her stock units if the Committee on Directors and Corporate Governance (the “Committee”) determines that his or her termination of service is due to “Gross Cause” (as defined in the 2007 Plan).
          Dividend Equivalents. Dividends in a Form other than Stock. In the event of a dividend payable in a form other than stock, an eligible director will be credited with an additional number of stock units determined by dividing (i) the product of (a) the total number of stock units credited to such director’s account on the dividend record date multiplied by (b) the amount of the dividend, by (ii) the fair market value of a share of the Corporation’s common stock on the dividend payment date.
          Stock Dividends. In the event of a stock dividend, an eligible director will be credited with an additional number of stock units equal to the product of (i) the total number of stock units credited to such director’s account on the dividend record date multiplied by (ii) the number of shares of the Corporation’s common stock distributable as a dividend on a share of the Corporation’s common stock on the dividend payment date.
          Payment in Respect of Stock Units. A director may elect to defer payment in respect of his or her stock units until the later of (i) the termination of his or her service as a director or (ii) a specified date no later than the fifth anniversary of such termination, and may elect to revise his or her initial deferral election. Any such deferral election, and any revisions thereto, will be subject to Section 409A of the Internal Revenue Code (“Section 409A”) and such other requirements as the Committee may from time to time establish. A director may elect to receive payment in either a lump sum or in installments over a period not to exceed ten (10) years, in the form of cash or in shares of the Corporation’s common stock.
          Notwithstanding a director’s deferral elections, in the event of a change in the ownership or effective control of the Corporation, or a change in a substantial portion of the assets of the Corporation (as each such event is defined for purposes of Section 409A), such director’s account balance shall be distributed to the director in a lump sum cash payment. In the event of the death of a director, such director’s account balance will be distributed in a lump sum cash payment to his or her beneficiary or estate.
          Amendment and Termination. The Board of Directors may suspend, amend or discontinue the 2007 Plan at any time, provided that no such action may materially and adversely affect the rights of any eligible director without his or her consent except to the extent such action is required to comply with applicable law.
          Effective Date. The 2007 Plan will be effective as of January 1, 2007.
          Term. The 2007 Plan will terminate as of December 31, 2016, unless extended by the Board or terminated at an earlier date.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
The following exhibit is filed herewith:

Exhibit No.	Description

10.1
2007 Directors Stock Unit Plan of Phelps Dodge Corporation (Incorporated by reference to the copy of the 2007 Directors Stock Unit Plan included as Appendix A, appearing on pages A-1 through A-6, to the Proxy Statement of Phelps Dodge Corporation on Schedule 14A, as filed with the Commission on April 13, 2006)

     SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHELPS DODGE CORPORATION (Registrant)

By:	/s/ S. David Colton

	Name: Title:	S. David Colton Senior Vice President and General Counsel
Date: June 1, 2006

EXHIBIT INDEX

Exhibit No.	Description

10.1
2007 Directors Stock Unit Plan of Phelps Dodge Corporation (Incorporated by reference to the copy of the 2007 Directors Stock Unit Plan included as Appendix A, appearing on pages A-1 through A-6, to the Proxy Statement of Phelps Dodge Corporation on Schedule 14A, as filed with the Commission on April 13, 2006)

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